EX-3.2

                              AMENDED AND RESTATED
                                     BYLAWS

                                       OF

                                 SMARTPROS LTD.
                            (A DELAWARE CORPORATION)

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                                    ARTICLE I

                                     OFFICES

       SECTION 1.    PRINCIPAL   OFFICE.   The  principal   business  office  of
SmartPros Ltd. (the "Corporation") shall be at such location as the Board of Directors of the Corporation (the "Board") shall, from time to time designate.

       SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors of the Corporation ("the Board") may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

       SECTION 1.    PLACE  OF  MEETINGS.   Meetings  of  stockholders  for  all
purposes may be held at such time and place, within or without the State of Delaware, as determined by the Board in its sole and absolute discretion.

       SECTION 2. ANNUAL MEETING. An annual meeting of stockholders shall be held once each calendar year on such date and at such time as shall be designated from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meetings, the stockholders shall elect the members of the Board and transact such other business as may properly be brought before the meeting.

       SECTION 3. LIST OF STOCKHOLDERS. At least ten (10) days before each meeting of the stockholders, a complete list of stockholders entitled to vote at said meeting or any adjournment thereof, arranged in alphabetical order with the address of and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

       SECTION 4. SPECIAL MEETINGS. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute, the Certificate of Incorporation of the Corporation, or these bylaws, may be called by providing notice in the manner prescribed in Section 5 of this Article II only by the Board.

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       SECTION 5.    NOTICE.  (a) Written or printed  notice  stating the place, date and hour of a meeting of stockholders, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by or at the direction of the Chief Executive Officer, the President or the Secretary, to each stockholder of record entitled to vote at such meeting, by hand, by mail via the United States Postal Service, postage prepaid, by expedited courier, by facsimile, by electronic mail, by telex, by messenger service, or by any other method permitted by the General Corporation Law of the State of Delaware, PROVIDED, HOWEVER, such notice shall not be delivered less than twenty (20) days, nor more than sixty (60) days before the date of the meeting, or in the event of a merger or consolidation, not less than twenty (20) days before the date of the meeting.

       (b) Notice need not be given to a stockholder if: (1) notice of two consecutive annual meetings and all notices of any meetings held during the period between those annual meetings have been mailed to such stockholder, addressed at such stockholder's address as shown on the records of the Corporation, and have been returned undeliverable; or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to such stockholder, addressed at such stockholder's address as shown on the records of the Corporation, and have been returned undeliverable. However, if such stockholder delivers by hand, registered or certified mail, return receipt requested, postage prepaid, and addressed to the Corporation a written notice setting forth such stockholder's current address, the notice requirement of this
Section 5 shall be reinstated.

       SECTION 6. QUORUM. At each meeting the holders of not less than one-third of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum of stockholders for the transaction of business; PROVIDED, HOWEVER, in no event shall a quorum consist of the holders of less than such number of shares as may be required by statute. If, however, such quorum shall not be present or represented at any meeting of stockholders, stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

       SECTION 7. VOTING BY STOCKHOLDERS. (a) With respect to any matter other than the election of Directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the General Corporation Law of the State of Delaware, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of stockholders at which a quorum is present shall be the act of the stockholders, unless otherwise provided in the Certificate of Incorporation of the Corporation or these bylaws. Every stockholder entitled to vote at any meeting shall be entitled to one vote for each share of stock entitled to vote and held by him of record on the date fixed as the record date for said meeting and may so vote in person or in proxy.

       (b) Unless otherwise provided in the Certificate of Incorporation of the Corporation or these bylaws, Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of Directors at a meeting of stockholders at which a quorum is present. The election of Directors need not be by written ballot.

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       (c)    (i)    At an annual or special meeting of stockholders,  only such business shall be conducted, and only such proposals shall be acted upon, including, without limitation, the nomination of persons for election to the Board, as shall have been properly brought before an annual or special meeting of stockholders. To be properly brought before an annual or special meeting of stockholders, business must be (i) in the case of a special meeting, specified in the notice of the special meeting given pursuant to Section 5 of this Article II of these bylaws or (ii) in the case of an annual meeting, properly brought before the meeting by, or at the direction of, the Board by any stockholder of the Corporation who properly complies with the notice procedures set forth in paragraph (ii) of this Section 7(c).

              (ii) For a nomination or proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, such stockholder's notice must be delivered to, or mailed to and received at, the principal executive offices of the Corporation not less than thirty (30) days and not more than sixty (60) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; PROVIDED, HOWEVER, that if less than forty (40) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth (A) as to each person whom the stockholder proposes to nominate for election to the Board, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (B) as to any other matter the stockholder proposes to bring before the annual meeting, a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and (C) as to any matter the stockholder proposes to bring before the annual meeting (including the nomination for election of Directors), (x) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal (or nomination), (y) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal (or nomination) on the date of such stockholder's notice and (z) any financial interest of the stockholder in such proposal (or nomination).

              (iii) The presiding officer of the meeting of stockholders shall have the power and duty to determine whether a stockholder proposal or nomination, as the case may be, was made in accordance with the terms of this
Section 7(c) and, if a stockholder proposal or nomination was not made in accordance with such terms, to declare that such proposal or nomination shall be disregarded.

              (iv) Nothing in this Section 7(c) shall prevent the consideration and approval or disapproval at a meeting of stockholders of reports of officers, directors and committees of the Board; but, in connection with such reports, no business shall be acted upon at such meeting unless the procedures set forth in this Section 6 are complied with.

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       SECTION 8.    PROXIES. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for any such stockholder by proxy. Every proxy must be signed by the stockholder entitled to vote or by his duly authorized attorney-in-fact and shall be valid only if filed with the Secretary of the Corporation or with the Secretary of the meeting prior to the commencement of voting on the matter in regard to which said proxy is to be voted. No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise expressly provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Unless the proxy by its terms provides for a specific revocation date and except as otherwise provided by statute, revocation of a proxy shall not be effective unless and until such revocation is executed in writing by the stockholder who executed such proxy and the revocation is filed with the Secretary of the Corporation or with the Secretary of the meeting prior to the voting of the proxy.

       SECTION 9. VOTING PROCEDURE. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied or special voting rights are provided by the Certificate of Incorporation of the Corporation. At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person, by proxy appointed by an instrument in writing subscribed by such stockholder (as set forth in Section 8 of this Article II), or by his duly authorized attorney-in-fact.

       SECTION 10. RECORD DATE. (a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose (other than determining stockholders entitled to consent to action by stockholders proposed to be taken without a meeting of stockholders), the Board may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the shares transfer records shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, these bylaws or, in the absence of an applicable bylaw, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date in any case to be not more than sixty (60) days and, in the case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this subsection, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

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       (b)    For the  purpose of  determining  stockholders  entitled to call a special meeting of stockholders pursuant to Section 4 of this Article II, the record date shall be the date the first stockholder signs the notice of the meeting.

       (c)    Unless  a  record  date  shall  have   previously  been  fixed  or
determined pursuant to this Section 10, whenever action by stockholders is proposed to be taken by consent in writing without a meeting of stockholders, the Board may fix a record date for the purpose of determining stockholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board and the prior action of the Board is not required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner provided by Section 11(c) of this Article II. If no record date shall have been fixed by the Board and the prior action of the Board is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board adopts a resolution taking such prior action.

       SECTION 11. ACTION WITHOUT MEETING; TELEPHONE MEETINGS. (a) Any action required or permitted to be taken at a meeting of stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted and shall be delivered, to the Corporation's registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, in the manner prescribed by subsection (c) of this
Section 11.

       (b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation, in the manner prescribed by subsection (c) of this Section 11, the consents signed by a sufficient number of holders of shares that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted and shall be delivered, to the Corporation's registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

       (c) For purposes of this Section 11, the delivery of the written consent or consents shall be by hand, by mail via the United States Postal Service, postage prepaid, by expedited courier, by facsimile, by electronic mail, or any other method permitted by the General Corporation Law of the State of Delaware, PROVIDED, HOWEVER, any delivery made to the Corporation's registered office shall be by hand or by registered or certified mail, return receipt requested, and postage prepaid.

       (d) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original written consent for any and all purposes for which the

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original  written consent could be used,  provided that such copy,  facsimile or other reproduction shall be a complete reproduction of the entire original written consent.

       (e) Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action.

       (f) Subject to the notice provisions of Section 5 of this Article II and unless otherwise restricted by the Certificate of Incorporation of the Corporation, stockholders may participate in and hold a meeting by means of video or telephone conferencing, or similar communications methods or any other remote communication methods permitted by the General Corporation Law of the State of Delaware, by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person's participation is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

       SECTION 12. INSPECTORS AT MEETINGS. In advance of any stockholders' meeting, the Board may appoint one or more inspectors to act at the meeting or at any adjournment thereof and if not so appointed the person presiding at any such meeting may, and at the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties as set forth in the General Corporation Law of the State of Delaware, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

       SECTION 13. CONDUCT OF MEETING. Except as otherwise provided in Section 11 of this Article II, meetings of stockholders shall be presided over by the Chief Executive Officer and/or the President, or if neither the Chief Executive Officer nor the President is present, by a Vice President, or if none of the Chief Executive Officer, the President or any Vice President is present, by a Chairman thereby chosen by the stockholders at the meeting. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting but if neither the Secretary nor the Assistant Secretary is present, the Chairman of the meeting shall appoint any person present to act as secretary of the meeting.

                                   ARTICLE III

                                    DIRECTORS

       SECTION 1. MANAGEMENT. The business and affairs of the Corporation shall be managed under the direction of its Board who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation of the Corporation or by these bylaws directed or required to be exercised or done by stockholders. The Board shall keep regular minutes of its proceedings.

       SECTION 2. NUMBER; ELECTION. In accordance with the General Corporation Law of the State of Delaware, the number of Directors constituting the whole Board shall not be less than one, nor more than nine, as shall be determined from time to time by resolution of the Board in its sole discretion. As used in these bylaws the phrase "whole Board" shall be deemed to mean the total number of Directors that the Corporation would have if there were no vacancies. Directors shall be elected at the annual meeting of stockholders, except as hereinafter provided, and each Director elected shall hold office until his successor shall be elected and shall qualify.

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       SECTION 3.    REMOVAL AND VACANCIES. Any Director may be removed only for cause, at any annual or special meeting of stockholders by the affirmative vote of a majority in number of the issued and outstanding shares held by stockholders present in person or by proxy at such meeting and entitled to vote for the removal of such Director, if notice of the intention to act upon such matters shall have been given in the notice calling such meeting. Any vacancy occurring in the Board may be filled by the vote of a majority of the remaining Directors, even if such remaining Directors comprise less than a quorum of the Board. A Director elected to fill a vacancy shall be elected for the unexpired term of such Director's predecessor in office. Any position on the Board to be filled by reason of an increase in a number of Directors may be filled by the vote of a majority of Directors then in office although less than a quorum, election at an annual meeting of stockholders or at a special meeting of stockholders duly called for such purpose, provided that the Board may fill no more than two such vacancies during the period between any two successive annual meetings of stockholders.

       SECTION 4. ELECTION OF DIRECTORS. At every election of Directors, each stockholder entitled to vote with respect to such matter shall have the right to vote in person or by proxy the number of voting shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote. Cumulative voting shall be prohibited.

       SECTION 5. PLACE OF MEETINGS. The Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Delaware.

       SECTION 6. FIRST MEETINGS. The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of stockholders, and at the same place, unless by unanimous consent of the Directors then elected and serving, such time or place shall be changed.

       SECTION 7. REGULAR MEETINGS. Regular meetings of the Board shall be held at such time and place as shall from time to time be determined by the Board.

       SECTION 8. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chief Executive Officer or the President on not less than one (1) hours notice delivered to each Director, by hand, by facsimile, by telephone, or by electronic mail. Special meetings may be called in like manner and on like notice on the request of any two Directors. Except as may be otherwise expressly provided by statute, the Certificate of Incorporation of the Corporation or these bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

       SECTION 9. QUORUM. At all meetings of the Board, the presence of a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation of the Corporation or these bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

       SECTION 10. ACTION WITHOUT MEETING; TELEPHONE MEETINGS. Any action required or permitted to be taken at a meeting of the Board or members of any committee designated by

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the Board may be taken without a meeting if a consent in writing,  setting forth the action so taken, is signed by all the members of the whole Board or all the members of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting subject to applicable notice provisions and unless otherwise restricted by the Certificate of Incorporation of the Corporation, members of the Board or members of any committee designated by the Board, as the case may be, may participate in and hold a meeting by means of video or telephone conferencing, or any other remote communication methods permitted by the General Corporation Law of the State of Delaware, by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person's participation is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

       SECTION 11. CHAIRMAN OF THE BOARD. The Board may elect a Chairman of the Board to preside at their meetings and to perform such other duties as the Board may from time to time assign to him.

       SECTION 12. COMPENSATION. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed annual stipend and a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any committee designated by the Board may, by resolution of the Board, be allowed compensation for attending committee meetings.

       SECTION 13. EXECUTIVE COMMITTEE. The Board may, by resolution adopted by a majority of the whole Board, designate an Executive Committee, to consist of one or more of the Directors of the Corporation. The Executive Committee, to the extent provided in said resolution, shall have and may exercise all of the authority of the Board in the management of the business and affairs of the Corporation, except where action of the whole Board is required by statute or by the Certificate of Incorporation of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. The Executive Committee may be terminated , and any member of the Executive Committee may be removed, by the Board, by the affirmative vote of a majority of the whole Board, whenever in its judgment the best interests of the Corporation will be served thereby. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

       SECTION 14. OTHER COMMITTEES. The Board may, by resolution adopted by a majority of the whole Board, designate from among its members one or more committees, other than an Executive Committee, to the extent provided in such resolution. Any such committee may be terminated by, and any member of any such committee or committees may be removed by the Board, by the affirmative vote of a majority of the whole Board, whenever in its judgment the best interests of the Corporation will be served thereby. Any and all such committees shall keep regular minutes of its proceedings and report the same to the Board when required.

       SECTION 15. RESIGNATIONS. Any Director or any member of any committee of the Board may resign at any time by giving written notice to the Board, the Chief Executive Officer, the President and the Secretary. Any such resignation shall take effect at the time specified therein or, if the time is not specified therein, upon the receipt thereof, irrespective of whether any such resignation shall have been accepted.

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


       SECTION 16. STATUTORY NOTICES. The Board may appoint the Treasurer or any other officer of the Corporation to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or statement which may be required by the General Corporation Law of the State of Delaware or by any other applicable statute.

                                   ARTICLE IV

                                     NOTICES

       SECTION 1. METHOD. Whenever by statute, the Certificate of Incorporation of the Corporation, or these bylaws, notice is required to be given to any Director or stockholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal service, but any such notice may be given in writing, delivered by hand or registered or certified mail, return receipt requested, postage prepaid, addressed to such Director or stockholder at such address as appears on the books of the Corporation or in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be thus deposited in the United States mail as aforesaid.

       SECTION 2. WAIVER. Whenever any notice is required to be given to any stockholder or Director of the Corporation by statute, the Certificate of Incorporation of the Corporation, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Attendance of a stockholder or Director at a meeting shall constitute a waiver of notice of such meeting, except where a stockholder or Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Consent in writing by a stockholder or Director to any action taken or resolution adopted by stockholders or Directors of the Corporation shall constitute a waiver of any and all notices required to be given in connection with such action or resolution.

                                    ARTICLE V

                                    OFFICERS

       SECTION 1. OFFICERS. The Board may elect or appoint a Chief Executive Officer, President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as it may determine, or as may be provided in these bylaws. Any two or more offices may be held by the same person.

       SECTION 2. ELECTION. The Board at its initial meeting and at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, President, Treasurer and a Secretary, none of whom need be a member of the Board, a stockholder or a resident of the State of Delaware. The Board may appoint such other officers and agents as it shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

       SECTION 3. COMPENSATION. The compensation of all officers and agents of the Corporation shall be fixed by the Board.

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


       SECTION 4. REMOVAL AND VACANCIES. Each officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his death or until his resignation or removal from office. Any officer may be removed with or without cause by a majority of the members of the Board present at a meeting of the Board at which a quorum is represented, whenever in the judgment of the Board the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office becomes vacant for any reason, the vacancy may be filled by the Board.

       SECTION 5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, if any, shall be the most senior officer of the corporation and shall have all the duties and powers of the President. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these bylaws or by the Board.

       SECTION 6. PRESIDENT. The President shall also be the Chief Executive Officer if the position of Chief Executive Officer is vacant. Subject to the control of the Board, the President shall have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these bylaws, the Board or the President. The President shall preside at all meetings of the stockholders and the Board. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these bylaws or by the Board.

       SECTION 7. VICE PRESIDENT. Each Vice President, if any, shall have only such powers and perform only such duties as the Board may from time to time prescribe or as the President may from time to time delegate to such Vice President.

       SECTION 8. SECRETARY. The Secretary shall attend all sessions of the Board and all meetings of stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the Executive Committee when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by the Secretary's signature or by the signature of the Treasurer or an Assistant Secretary.

       SECTION 9. ASSISTANT SECRETARIES. Each Assistant Secretary, if any, shall have only such powers and perform only such duties as the Board may from time to time prescribe or as the President may from time to time delegate.

       SECTION 10. CHIEF FINANCIAL OFFICER. Chief Financial Officer, if any, shall have all the duties and powers of the Treasurer including, the responsibilities and authority pertaining to all financial, accounting and budgetary affairs of the Corporation and such other powers as from time to time may be assigned to him or her by these bylaws or by the Board. The Chief
Financial Officer shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of Chief Financial Officer of a corporation. In addition, the Chief Financial Officer shall have active control of, and shall be responsible for, all matters pertaining to the accounts of the Corporation. The Chief Financial Officer shall: supervise the auditing of all payrolls and vouchers of the Corporation and shall direct the manner of certifying the same; supervise the manner of keeping all vouchers for payments by the Corporation and all other documents relating to such payments; receive, audit and consolidate all operating and financial statements of the Corporation, its various departments, divisions and subsidiaries, if any; supervise the books of account of the Corporation, their arrangement and classification; and supervise the accounting and auditing practices of the Corporation and its subsidiaries, if any. In the absence of the Chief Financial Officer, the Treasurer, the Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no Assistant Treasurer or if such Assistant Treasurer is not available, such person as shall be designated by the President shall perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

       SECTION 11. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as the Board may prescribe. If required by the Board, the Treasurer shall give the Corporation a bond in such form in such sum, and with surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

       SECTION 12. ASSISTANT TREASURERS. Each Assistant Treasurer, if any, shall have only such powers and perform only such duties as the Board may from time to time prescribe.

       SECTION 13. RESIGNATIONS. Any officer of the Corporation may resign at any time by giving written notice to the Board, the Chief Executive Officer, the President and the Secretary. Any such resignation shall take effect at the time specified therein or, if the time is not specified therein, upon the receipt thereof, irrespective of whether any such resignation shall have been accepted.

                                   ARTICLE VI

                        CERTIFICATES REPRESENTING SHARES

       SECTION 1. CERTIFICATES. Certificates in such form as may be determined by the Board shall be delivered representing all shares to which stockholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, and the par value of such shares or a statement that such shares are without

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


par value. They shall be signed by the Chief Executive Officer or the President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. The signature of any such officer may be a facsimile.

       SECTION 2. LOST CERTIFICATES. The Board may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or the owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

       SECTION 3. TRANSFER OF SHARES. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by the holder's duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

       SECTION 4. REGISTERED STOCKHOLDERS. Unless otherwise provided in the General Corporation Law of the State of Delaware (a) the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to these bylaws) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares, or giving proxies with respect to those shares; and (b) neither the Corporation nor any of its officers, Directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate for those shares.

                                   ARTICLE VII

                               GENERAL PROVISIONS

       SECTION 1. DISTRIBUTIONS AND SHARE DIVIDENDS. Distributions and share dividends, subject to the provisions of the Certificate of Incorporation of the Corporation, if any, may be authorized by the Board at any regular or special meeting. Distributions may be paid in cash, in property, or in the issuance of indebtedness, and may be in the form of a dividend on the outstanding shares of the Corporation, a purchase or redemption by the Corporation of any of its own shares, or a payment in liquidation of all or a portion of the assets of the Corporation. Share dividends shall be paid in authorized but unissued shares of the Corporation or in treasury shares subject to the provisions of the General Corporation Law of the State of Delaware and the Certificate of Incorporation of the Corporation. The Board may fix a record date in the manner provided in
Article II of these bylaws for the purpose of determining stockholders entitled to

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


receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or share dividend.

       SECTION 2. RESERVES. There may be created by resolution of the Board out of the surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize distributions, or to repair or maintain any property of the Corporation, or for such other purposes as the Directors shall think beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

       SECTION 3. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

       SECTION 4. FISCAL YEAR. The fiscal year of the Corporation shall end each year on December 31.

       SECTION 5. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

       SECTION 6. INDEMNIFICATION. The Corporation shall indemnify every Director and officer of the Corporation against, and reimburse and advance to every Director and officer for, all liabilities, costs and expenses incurred in connection with such directorship or office and any actions taken or omitted in such capacity to the greatest extent permitted under the General Corporation Law of the State of Delaware and other applicable laws at the time of such indemnification, reimbursement or advance payment.

       SECTION 7. AMENDMENTS. Except as provided herein, these bylaws may be amended or repealed or new bylaws may be adopted by the stockholders of the Corporation or by the Board.

       SECTION 8. BOOKS AND RECORDS. There shall be maintained at the principal office of the Corporation books of account of all the Corporation's business and transactions. There shall be maintained at the principal office of the Corporation or at the office of the Corporation's transfer agent a record containing the names and addresses of all stockholders, the number and class of shares held by such and the dates when they respectively became the owners of record thereof.

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